                                                              EXHIBIT 4.5.3(b)

                                 [FACE OF NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.(1)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(2)

REGISTERED                   CUSIP No.:                     PRINCIPAL AMOUNT:
No. FLR-
        --                   ---------                      -------


                                  OWENS CORNING
                                MEDIUM-TERM NOTE
                                 (Floating Rate)
ORIGINAL ISSUE DATE:                                                       STATED MATURITY:

INTEREST PAYMENT DATE(S):        DEFAULT RATE:     %                       RECORD DATE(S):

REDEMPTION COMMENCEMENT          INITIAL REDEMPTION                        ANNUAL REDEMPTION
DATE:                            PERCENTAGE:        %                      PERCENTAGE
                                                                           REDUCTION:        %

--------
(1) This paragraph applies to global Notes only.

(2) This paragraph applies to global Notes only.


OPTIONAL REPAYMENT DATES:                                                           [    ] CHECK IF AN ORIGINAL
                                                                                           ISSUE DISCOUNT NOTE
                                                                                            Issue Price:        %

INTEREST RESET PERIOD:                    INTEREST DETERMINATION                    INTEREST RESET DATE(S):
                                          DATE:

INDEX MATURITY:                                                                     INITIAL INTEREST RATE:
         %

SPREAD (plus or minus):                   SPREAD MULTIPLIER:                        CALCULATION AGENT:
                                                                                    (if other than The Bank of New
                                                                                    York)

INTEREST CATEGORY:                                            DAY COUNT CONVENTION:
[    ] Regular Floating Rate Note                             [    ] Actual/360 for the period
[    ] Floating Rate/Fixed Rate Note                                   from         to
         Fixed Rate Commencement Date:                        [    ] Actual/Actual for the period
         Fixed Interest Rate:        %                                 from         to
[    ] Inverse Floating Rate Note                             [    ] 30/360 for the period
         Fixed Interest Rate:        %                                 from         to
[    ] Other Floating Rate Note

INTEREST RATE BASIS OR BASES:
[    ] CD Rate
[    ] Prime Rate
[    ] Federal Funds Rate
[    ] Commercial Paper Rate
[    ] LIBOR:
         Designated LIBOR Page
                  [    ] Reuters Page: _____
                  [    ] Telerate Page: _____

         Index Currency:
[    ] Treasury Rate
[    ] CMT Rate
         [    ] Designated CMT Telerate Page:
         [    ] Designated CMT Maturity Index:
[    ] Other:

ADDENDUM ATTACHED:
[    ] Yes
[    ] No

SPECIFIED CURRENCY:                       AUTHORIZED DENOMINATION:                   EXCHANGE RATE
[   ] U.S. dollars                        [   ] $100,000 and integral                AGENT (if other than The
                                                 multiples of $1,000 thereof         Bank of New York):
[   ] Other:                              [   ] Other:

OTHER/ADDITIONAL PROVISIONS:


         OWENS CORNING, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to),
for value received, hereby promises to pay to       , or registered assigns, the
principal sum of     , on the Stated Maturity specified above (or any Redemption
Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate to be determined in accordance with the provisions below, depending on the Interest Rate Basis shown above (the "Floating Interest Rate"), until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and/or interest. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the registered holder of this Note (the "Holder") on the Record Date with respect to such second Interest Payment Date.

         Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

         Interest on this Note will accrue from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or duly provided for) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). However, in case the interest rate on this Note is reset daily or weekly, unless otherwise specified on the face hereof, the interest payments will include interest accrued only from but excluding the Record Date through which interest has been paid (or from and including the Original Issue Date, if no interest has been paid with respect to this Note) through and including the Record Date next preceding the applicable Interest Payment Date, except that the interest payment on Maturity will include interest accrued to but excluding such date. Accrued interest is calculated by multiplying the face amount of this Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Original Issue Date, or from the last date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate applicable to such day by 360 in the case of CD Rate Notes, Commercial Paper Rate Notes, CMT Rate Notes, Federal Funds Rate Notes, LIBOR Notes or Prime Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes. The interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the lowest of the applicable Interest Rates Bases applied. If any Interest Payment Date other than the Maturity Date for this Note falls on a day that is not a Business Day with respect to this Note, such Interest Payment Date for this Note will be postponed to the next succeeding Business Day for this Note, except that, in the case of a LIBOR Note (or a Note for which LIBOR is an applicable Interest Rate Basis), if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day for this Note. If the Maturity Date of this Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, as if made on the date such payment was due, and no interest on such payment shall accrue on such payment for the period from and after Maturity Date to the date of such payment on the next succeeding Business Day.

         The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on any Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee (as defined on the reverse hereof), notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

         If this is a Global Security representing Book-Entry Notes, payment of principal, premium, if any, and interest, if any, in respect of this Note will be made in accordance with the procedures established by the Depositary for such Global Security. Otherwise, payment of principal, premium, if any, and interest, if any, in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the Corporate Trust Office (as defined in the Indenture) of the Trustee in The City of New York, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine; provided, however, that if such payment is to be made in a Specified Currency other than U.S. dollars as set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank located outside the United States designated by the Holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office of the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest, if any, due on any Interest Payment Date other than the Maturity Date will be made at the office or agency referred to above maintained by the Company for such purpose or, at the option of the Company, may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee; provided, however, that a holder of U.S.$10,000,000 (or, if the Specified Currency specified above is other than U.S. dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

         As used herein, "Business Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or obligated by law or executive order to close; provided, however, that if the Specified Currency is other than U.S. dollars and any payment is to be made in the Specified Currency in accordance with the provisions hereof, such day is also not a day on which banking institutions are authorized or obligated by law or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, in the case of European Currency Units ("ECU"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, if this is a LIBOR Note, such day is also a London Business Day. "London Business Day" means (i) if the Index Currency is other than ECU, any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market. "Principal Financial Center" means the capital city of the country issuing the Specified Currency in which any payment in respect of this Note is to be paid or, solely with respect to the calculation of LIBOR, the Index Currency, except that with respect to U.S. dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECU, the "Principal Financial Center" shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Brussels, respectively.

         The "Floating Interest Rate" on this Note will be calculated by reference to the Interest Rate Basis or Bases, as specified on the first page hereof, (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any. The Interest Rate Basis may be one or more of: (a) the CD Rate, (b) the CMT Rate, (c) the Commercial Paper Rate, (d) the Federal Funds Rate, (e) LIBOR, (f) the Treasury Rate, (g) the Prime Rate or (h) such other Interest Rate Basis or interest rate formula as is set forth on the first page hereof. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases are calculated. In addition, this Note may bear interest at the lowest of two or more Interest Rate Basis or Bases determined in the same manner as the Floating Interest Rates described above (except the interest rate for such Notes will not be determined with reference to the

Treasury Rate). Except as otherwise provided herein, all percentages resulting from any calculation will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation with be rounded to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent being rounded upward).

         Notwithstanding the foregoing, if this Note is designated above as having an Addendum attached, this Note shall bear interest in accordance with the terms described in such Addendum.

         Unless otherwise specified on the face hereof, the "Regular Record Date" with respect to this Note shall be the fifteenth day immediately preceding the related Interest Payment Date or Dates, whether or not such date shall be a Business Day, and interest will be payable, in the case of Notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of each March, June, September and December of each year, as specified on the face hereof; in the case of Notes which reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Notes which reset semi-annually, on the third Wednesday of the two months of each year specified on the face hereof; and in the case of Notes which reset annually, on the third Wednesday of the month specified on the face hereof (each an "Interest Payment Date"), and in each case, on the Maturity Date.

         Except as provided on the face hereof, the rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually or at some other interval (each an "Interest Reset Period"), as specified on the face hereof. Except as provided on the face hereof, if this Note resets daily, the Interest Reset Date will be each Business Day; if this Note resets weekly, the Interest Reset Date will be the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes, which reset the Tuesday of each week except as provided below); if this Note resets monthly, the Interest Reset Date will be the third Wednesday of each month; if this Note resets quarterly, the Interest Reset Date will be the third Wednesday of each March, June, September and December of each year; if this Note resets semi-annually, the Interest Reset Date will be the third Wednesday of each of the two months of each year specified on the face hereof; and if this Note resets annually, the Interest Reset Date will be the third Wednesday of the month of each year as specified on the face hereof. The interest rate in effect on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date and the interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate; provided, further, that if this Note is a Floating Rate/Fixed Rate Note the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof or, if no interest rate is specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, the Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note or a Note for which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

         The interest rate applicable to the Interest Reset Period commencing on the date of issue will be the Interest Rate provided on the face hereof. The interest rate applicable to each succeeding Interest Reset Period commencing on the related Interest Reset Date will be the rate determined as of the applicable Interest Determination Date on or prior to the Calculation Date (as defined below). The Interest Determination Date with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day preceding the applicable Interest Reset Date; and the Interest Determination Date with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency (as defined below) is British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date. The Interest Determination Date with respect to the Treasury Rate will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date shall be such preceding Friday. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases the Interest Determination Date will be the first Business Day which is a least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis shall be determinable. Each Interest Rate Basis shall be determined and compared as of such date, and the applicable interest rate shall take effect on the applicable Interest Reset Date.

         The Calculation Agent (which shall be The Bank of New York unless otherwise specified on the face hereof and which may be changed by the Company from time to time) shall calculate the Floating Interest Rate on this Note on or before each Calculation Date and, upon request, provide the holders of the Notes the Floating Interest Rate then in effect and, if different, the interest rate which will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Note. The Calculation Agent's determination of any Floating Interest Rate will be final and binding in the absence of manifest error. Unless otherwise specified on the face hereof or in an Addendum hereto, the "Calculation Date", where applicable, pertaining to any Interest Determination Date will be the earlier of (a) the tenth calendar day after such Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day, or (b) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

         Notwithstanding the other provisions herein, the Floating Interest Rate hereon which may accrue during any interest period shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the first page hereof and, in addition, the Floating Interest Rate shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by U.S. law of general application.

         The interest rate borne by this Note will be determined as follows:

         (i) Unless the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note", this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or on the face hereof, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Rate Date specified on the face hereof; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

         (ii) If the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note", then, except as set forth below or on the face hereof, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

         (iii) If the Interest Category of this Note is specified on the face hereof as an "Inverse Floating Rate Note", then, except as set forth below or on the face hereof, this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases
(a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any; provided, however, that, unless otherwise specified on the face hereof, the interest rate hereon shall not be less than zero. Commencing on the Initial Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

Determination of CD Rate.
-------------------------

         The "CD Rate" will be determined by the Calculation Agent in accordance with the following provisions:

         "CD Rate" means, with respect to any Interest Determination Date relating to a CD Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication ("H.15(519)"), under the heading "CDs (Secondary Market)," or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, the CD Rate will be the rate on such CD Rate Interest Determination Date for negotiable U.S. dollar certificates of deposit of the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit". If such rate is not published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on such related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent, after consultation with the Company, for negotiable U.S. dollar certificates of deposit of major U.S. money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Interest Rate Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

Determination of CMT Rate.

         The "CMT Rate" will be determined by the Calculation Agent in accordance with the following provisions:

         Unless otherwise specified on the face hereof, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (as defined below) as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other U.S. Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary U.S. government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

         "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052 for the most recent week.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

Determination of Commercial Paper Rate.
----------------------------------------

         The "Commercial Paper Rate" will be determined by the Calculation Agent in accordance with the following provisions:

         "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified on the first page hereof as published in H.15(519) under the heading "Commercial Paper". In the event such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date shall be the Money Market Yield of the rate for commercial paper having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to the Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent, after consultation with the Company, for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

         "Money Market Yield" shall be the yield (expressed as a percentage) calculated in accordance with the following formula:

         Money Market Yield         =       100 x        360 x D
                                                     -----------
                                                     360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which interest is being calculated.

Determination of Federal Funds Rate.

         The "Federal Funds Rate" will be determined by the Calculation Agent in accordance with the following provisions:

         "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent, after consultation with the Company, prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate then in effect on such Federal Funds Rate Interest Determination Date.

Determination of LIBOR.
-----------------------

         "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

                  (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified on the face page hereof or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified on the face hereof, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR in respect on such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

                  (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page, as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined above), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

         "Index Currency" means the currency or composite currency specified on the face hereof as to which LIBOR shall be calculated. If no such currency or composite currency is specified on the face hereof, the Index Currency shall be U.S. dollars.

         "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

Determination of Prime Rate.
----------------------------

         The "Prime Rate" will be determined by the Calculation Agent in accordance with the following provisions:

         "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 for the Prime Rate Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent, after consultation with the Company. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies as necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent, after consultation with the Company, to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuter Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).

Determination of Treasury Rate.
-------------------------------

         The "Treasury Rate" will be determined by the Calculation Agent in accordance with the following provisions:

         "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary U.S. government securities dealers selected by the Calculation Agent, after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

         The Company is obligated to make payment of principal, premium, if any, and interest, if any, in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than U.S. dollars, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into U.S. dollars for payment to the Holder of this Note; provided, however, that the Holder of this Note may elect to receive such amounts in such Specified Currency pursuant to the provisions set forth below.

         If the Specified Currency is other than U.S. dollars and the Holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in respect of this Note in the Specified Currency, any U.S. dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

         If the Specified Currency is other than U.S. dollars, the Holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in respect of this Note in the Specified Currency by submitting a written request for such payment to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The Holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest, if any, and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be, and no such revocation or any new election may be made with respect to payments hereon with respect to which (i) an Event of Default has occurred, (ii) the Company has exercised any of its defeasance or covenant defeasance options or (iii) the Company has given a notice of redemption.

         If the Specified Currency is other than U.S. dollars or a composite currency and the Holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency and if the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payment in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof; provided, however, that is such Specified Currency is replaced by a single European currency, the payment of principal of, premium, if any, or interest on this Note denominated in such a currency shall be effected in the new single European currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Unity. The "Market Exchange Rate" for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made in U.S. dollars or a new single European currency where the required payment is in a Specified Currency other than U.S. dollars or such single European currency, respectively, will not constitute an Event of Default (as defined in the Indenture).

         If the Specified Currency is a composite currency and the Holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in respect of this Note in the Specified Currency and if such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, then the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payment in U.S. dollars. The amount of each payment in U.S. dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in U.S. dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

         If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

         All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Owens Corning has caused this Note to be duly executed.

                                              OWENS CORNING

                                              By
                                                --------------------------------
                                                Title:

                                              By
                                                --------------------------------
                                                Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

Dated:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                               THE BANK OF NEW YORK,
                                               as Trustee

                                               By
                                                  ------------------------------
                                                  Authorized Signatory

                                [REVERSE OF NOTE]

                                  OWENS CORNING
                                MEDIUM-TERM NOTE
                                 (Floating Rate)

         This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under an Indenture, dated as of May 5, 1997, as amended, modified or supplemented from time to time (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Medium-Term Notes" (the "Notes"). All terms used but not defined in this Note specified on the face hereof or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture.

         This Note is issuable only in registered form without coupons in minimum denominations of U.S.$100,000 and integral multiples of U.S. $1,000 in excess thereof or the minimum Authorized Denomination specified on the face hereof.

         This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity.

         This Note will be subject to redemption at the option of the Company on any date on or after the Redemption Commencement Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$100,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued hereon to the date fixed for redemption (each, a "Redemption Date"), on notice given not more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. If this Note is not an Original Issue Discount Note, the"Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Redemption Commencement Date by an amount equal to the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. If this
Note is an Original Issue Discount Note, the Redemption Price shall be as set forth below. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

         This Note will be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$100,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued hereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York (or at such other address of which the Company shall from time to time designate and notify holders of the Notes) not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

         If this is a Global Security representing Book-Entry Notes, only the Depositary may exercise the repayment option in respect of this Note. Accordingly, if this is a Global Security representing Book-Entry Notes and the beneficial owner desires to have all or any portion of the Book-Entry Note represented by this Global Security repaid, the beneficial owner must instruct the participant through which he owns his interest to direct the Depositary to exercise the repayment option on his behalf by delivering this Note and duly completed election form to the Trustee as aforesaid.

         If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of
(i) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this
Note is referred to herein as the "Discount".

          For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a coupon equal to the initial coupon rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

         If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debt Securities at any time by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, on behalf of the holders of all such Debt Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest, if any, in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The internal laws of the State of New York shall govern the Indenture and the Notes.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                       UNIF GIFT MIN ACT - ______ Custodian _____
TEN ENT - as tenants by the entireties                                   (Cust)          (Minor)
JT TEN  - as joint tenants with right of                   under Uniform Gifts to Minors
          survivorship and not as tenants                  Act_____________________
          in common                                                  (State)

         Additional abbreviations may also be used though not in the above list.

                                         ----------------------------------
                                                     ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

                  OTHER

IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------
|               |

-------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

-------------------------------------------------------------------------------

this Note and all rights thereunder hereby irrevocably constituting and appointing

____________________________________________________________________, Attorney,
to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:
      ------------------------        -----------------------------------------


                                             ----------------------------------
                                             Notice: The signature(s) on this
                                             Assignment must correspond with the
                                             name(s) as written upon the face of
                                             this Note in every particular,
                                             without alteration or enlargement
                                             or any change whatsoever.

|
Signature Guaranty:
                   ------------------------------------

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to _____% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at ___________________________________________________________________________
         (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Trustee must receive at its Corporate Trust Office in the Borough of Manhattan, The City of New York, currently located at [_____________], not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion thereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency is other than U.S. dollars, the minimum Authorized Denomination specified on the face hereof)) which the Holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount
to be Repaid:  $______
                                             _________________________________
                                             Notice: The signature(s) on this
                                             Option to Elect Repayment must
                                             correspond with the name(s) as
                                             written upon the face of this Note
                                             in every particular, without
                                             alteration or enlargement or any
                                             change whatsoever.

Date: ________________


Signature Guaranty: __________________________________